EXHIBIT 99.3

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

                                                              Three Months Ended March     Three Months Ended March
Amounts in $ millions                                                 31, 2005                     31, 2004
                                                            ----------------------------- ----------------------------

Loss from continuing operations before income taxes         $                 (24.2)      $                 (26.5)
Add Back:
         Depreciation and amortization                                         10.2                          11
         Restructuring and other costs                                          0.1                           0
         Interest                                                              35.7                          43

                                                            ----------------------------- ----------------------------
Segment profit                                              $                  21.8       $                  27.5
                                                            ============================= ============================
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